                                 EXHIBIT 10.1

                                Agreement Among
                                   FWB Bank
                              FWB Bancorporation
                                      and
                       United Payors & United Providers

This agreement is entered into as of this 20th day of December, 1996 (the "Effective Date") by and among FWB Bank, a state banking association having its principal place of business in Bethesda, Maryland ("FWB"), FWB Bancorporation, a Maryland corporation and registered bank holding company for FWB, and United Payors & United Providers, a Maryland corporation, having its principal place of business in Rockville, Maryland (UP&UP) for themselves, and their respective successors and assigns.

WHEREAS, FWB desires to be in the business of issuing and administering credit cards to customers and is establishing a credit card division for that purpose;

WHEREAS, UP&UP assists medical insurance companies by developing financial service products to offer its customers; and

WHEREAS, FWB wishes to enter into an agreement with UP&UP to support UP&UP's health card program.

1.       DEFINITIONS
         -----------

         When used in this Agreement,

         (a) "Credit Card Account" means a credit card account opened by a Member in response to marketing efforts made pursuant to the program.

         (b)  "Customer" means any Member who is a participant in the Program.

         (c) "Insurance Company" refers to any health insurance company that UP&UP has contracted with for inclusion in this program.

         (d) "Mailing Lists" means updated and current lists and/or magnetic tapes (in a format designated by FWB) containing names, postal addresses and, when available, telephone numbers of members segmented by zip-codes or reasonably selected membership characteristics.

         (e) "Member" means a member of beneficiary of a health insurance plan operated by an Insurance Company.

         (f) "Program" means the credit card services offered by FWB as part of the Health Card program described generally in Schedule A and which is offered to the Members from time to time pursuant to this Agreement.

         (g) "Trademarks" means any design, image, visual representation, logo, service mark, trade dress, trade name, or trademark used or acquired by UP&UP or an Insurance Company for inclusion in the Program.

         2.   RIGHTS AND RESPONSIBILITIES OF UP&UP
              ------------------------------------

         (a) UP&UP agrees to provide FWB with such information and assistance as may be reasonably requested by FWB in connection with the Program. UP&UP agrees to provide the consulting services of Michael Smith on an as-needed basis (determined by FWB) to assist FWB.

         (b) UP&UP authorizes FWB to solicit Members by mail, direct promotion, advertisements and/or telephone for participation in the Program.

         (c) UP&UP shall have the right of prior approval of all Program advertising and solicitation materials to be used by FWB which contain the Trademarks; such approval shall not be unreasonably withheld or delayed.

         (d) UP&UP hereby grants FWB and its affiliates a limited, exclusive license to use the Trademarks solely in conjunction with the Program, including the promotion thereof.

         3.   RIGHTS AND RESPONSIBILITIES OF FWB
              ----------------------------------

         (a) FWB shall use its best efforts to establish a credit card operation and agrees to initially issue credit cards under the Health Card program for Pioneer Financial Services' members. FWB shall use its reasonable efforts to establish a credit card division or subsidiary called "UP&UP Financial" and to obtain a VISA/Master Card license and approval for the Program.

         (b) FWB shall design, develop and administer the Program for the Members. FWB shall fund the receivables and bear the costs of the program, including, but not limited to costs relating to marketing and promotion, product development, account origination, credit, and account maintenance.

         (c) FWB shall make all credit decisions and shall bear the credit risks with respect to each Customer's account(s).

         (d) FWB shall use the mailing lists provided pursuant to this Agreement, consistent with this Agreement and will use reasonable efforts to limit those entities handling these Mailing Lists from using them for any other purpose. These Mailing Lists are and shall remain the sole property of UP&UP.

         (e) The Program shall be developed, marketed and administered in a manner that complies in all material respects with all of the applicable laws and regulations.

         4.   REPRESENTATIONS AND WARRANTIES
              ------------------------------

              UP&UP and FWB each represents and warrants to the other that as of the Effective Date and throughout the term of this Agreement:

         (a) It is duly organized, validly existing and in good standing under applicable laws of the State of Maryland and qualified in all jurisdictions it is to do business.

         (b) It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

         (c) This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization and other similar laws affecting the enforcement of creditors' rights generally and by the general principles of equity.

         (d) No consent, approval or authorization from any third party is required is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained and are in full force and effect.

         (e) The execution, delivery and performance of this Agreement by such party will not constitute a violation under each party's Articles of Incorporation and Bylaws or of any document, agreement, or contract of which each is a party or of any law, rule, regulation, court order or ruling applicable to such party.

         5.   COMPENSATION
              ------------

         (a) During the of the Agreement, FWB shall pay compensation to UP&UP in accordance with Schedule B.

         (b) On or before the fifteenth (15th) day after the end of each calendar quarter during the term of this Agreement, FWB will provide UP&UP with reports showing the number of new Credit Card Accounts originated, the preceding calendar period and related receivables balances and interest income.

         (c) FWB will continue to pay compensation to UP&UP after the termination of this Agreement for any reason for any credit card account whose valid credit card device continues to bear a Trademark.

         6.   PROGRAM ADJUSTMENTS
              -------------------

              A summary of the current features of the Program are set forth in Schedule A. FWB and UP&UP may agree to make periodic adjustments, substitutions or eliminations to the Program and its terms and features.

         7.   CAPITAL INVESTMENT
              ------------------

         (a) UP&UP will invest $1,500,000 in the common stock of FWB Bancorporation. Upon receipt by FWB of a VISA/MasterCard license to issue credit cards and approval by VISA/MasterCard of the Health Card program, UP&UP will acquire 106,666 shares of common stock from FWB Bancorporation for a cash payment of $500,000.

         (b) Additional capital investments beyond the initial $500,000 shall be made according to Schedule C at a price of prices equal to the average of the bid and ask price for the prior 30 days, or if listed with NASDAQ, the average of the closing price for the prior 30 days.

         8.   CONFIDENTIALITY AGREEMENT
              -------------------------

              The terms of this Agreement, any proposal, financial information and proprietary information provided for or on behalf of one party to the other party prior to, contemporaneously with, or subsequent to, the execution of this Agreement ("Information") are confidential as of the date of disclosure. Such information will not be disclosed by such other party to any other person or entity, except as permitted under this Agreement or as mutually agreed in writing. FWB and UP&UP shall be permitted to disclose such Information (i) to their accountants, legal, financial and marketing advisors, and employees as necessary for the performance of their respective duties, provided that persons are informed of the confidential nature of such information; (ii) as required by law or by any governmental regulatory authority; (iii) to the Insurance company; and (iv) if such information becomes part of the public domain through no fault of either party. It is understood and agreed that this Agreement may be described in and filed as Exhibit to FWB Bancorporation's Form 10-KSB and other regulatory filings as required.

         9.   TERM OF AGREEMENT
              -----------------

              The initial term of this Agreement (the "Term") will begin on the Effective Date and end on October 31, 2001. This Agreement will automatically extend at the end of the initial term or any renewal term for successive two-year periods, unless either party gives written notice of its intention not to renew at least one hundred and eighty days (180) prior to the last date of such term or renewal term, as applicable.

         10.  TERMINATION
              -----------

         (a) In the event of any material breach of this Agreement by FWB or UP&UP, the other party may terminate this Agreement by giving notice, as provided herein, to the breaching party. This notice shall (i) describe the material breach; and (ii) state the party's intention to terminate this Agreement. If the breaching party does not cure or substantially cure such breach within sixty (60) days after receipt of this notice, as provided herein (the "Cure Period"), then this Agreement shall terminate sixty (60) days after the Cure Period.

         (b) This agreement may be terminated at any time by mutual agreement of the parties.

         (c) Upon termination of this Agreement, FWB shall cease to use the Trademarks within (90) days of termination.

         12.  INDEMNIFICATION
              ---------------

         (a) UP&UP and FWB each will indemnify and hold harmless the other party, its directors, officers, agents, employees, parents, subsidiaries, affiliates, successors and assigns from and against any causes of action and the reasonable and actual costs incurred in connection therewith, including reasonable attorney's fees, which arises out of a final determination of an act or omission by FWB, its employees, agents or contractors, in which UP&UP and/or Insurance Company is included as a defendant (referred to as a "Claim"). UP&UP and/or Insurance Company shall, within ten (10) business days of receiving notice of the Claim, notify FWB in writing (in the manner provided for in this Agreement) of the Claim.

         13.  MISCELLANEOUS
              -------------

         (a) This Agreement cannot be amended except by written agreement signed by the authorized agents of both parties hereto.

         (b) All representations and warranties stated herein shall survive the execution of this Agreement and the obligations in Sections 2(a), 2(d)(as it relates to the provisions of 11(c), 3(a), 5, 7, 8, 11(c), and 12 shall survive any termination of this Agreement.

         (c) The failure of any party to exercise any rights under this Agreement shall not be deemed a waiver of such right or any other rights.

         (d) The section captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

         (e) If any part of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement which shall survive and be construed as if such invalid or unenforceable part had not been contained herein.

         (f) All notices relating to this Agreement shall be in writing and shall be deemed given (i) upon receipt by hand delivery, facsimile or overnight courier which shall be followed by mailing, or
              (ii) three (3) business days after mailing by registered or certified mail, postage pre-paid, return receipt requested. All notices shall be addressed as follows:

              (1)      If to UP&UP            United Payors & United Providers
                                              2275 Research Boulevard
                                              Sixth Floor
                                              Rockville, Maryland  20850

                       ATTENTION:             S. Joseph Bruno
                                              Corporate Secretary
                       Fax#:(301)548-8828

              (2)      If to FWB or           FWB Bank
                       FWB Bancorporation     7535 Old Georgetown Road
                       Bethesda, Maryland     20814

                       ATTENTION:             Steven K. Colliatie
                                              President

                       Fax#:(301)984-7127

              Any party may change the address to which communications are sent by giving notice, as provided herein, of such change of address.

         (g) This Agreement contains the entire Agreement if the parties with respect to the matters covered herein and supersedes all prior promises and agreements, written or oral, with respect to the matters covered herein.

         (h) FWB and UP&UP are not agents, representatives or employees of each other and neither party shall have the power to obligate or bind the other in any manner except as otherwise expressly provided by this Agreement.

         (i) Neither party shall be in breach hereunder by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by strikes, acts of god, or the public enemy, riots, incendiaries, interference by civil or military authorities beyond our control, compliance with governmental laws, rules, regulations, delays in transit or delivery, or any event beyond its reasonable control or without its fault or negligence.

IN WITNESS WHEREOF, each of the parties, by its representative, has executed this Agreement as of the Effective Date.

UNITED PAYORS & UNITED PROVIDERS           FWB BANK

By:      /s/ Michael A. Smith              By:      /s/ Steven K. Colliatie
   ----------------------------               ---------------------------------

Name:    Michael A. Smith                  Name:    Steven K. Colliatie       3
     --------------------------                 -------------------------------

Title:   Vice President                    Title:   President/CEO
      -------------------------                  ------------------------------

                                           FWB BANCORPORATION

                                           By:      /s/ Steven K. Colliatie
                                              ---------------------------------

                                           Name:    Steven K. Colliatie
                                                -------------------------------

                                           Title:   President/CEO
                                                 ------------------------------